UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2026

MYSEUM, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40729	47-2502264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

65 Church Street, Suite 230

New Brunswick, NJ 08901

(Address of principal executive offices, including ZIP code)

(732) 374-3529

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	MYSE	The Nasdaq Stock Market LLC
Series A Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $49.80	MYSEW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2026, DatChat, Inc. (“we,” “us,” the “Company” or “MYSE”) entered into a First Amendment to Sales Agreement (the “First Amendment”) with The Benchmark Company, LLC (“Benchmark”), which First Amendment amends that certain Sales Agreement dated February 10, 2025 between the Company and Benchmark (as amended, the “Sales Agreement”). The Sales Agreement provides for the sale of shares of our common stock, par value $0.0001 per share, (the “Shares”) having an aggregate sales price of up to $3,500,000, from time to time, through an “at the market offering” program under which Benchmark will act as sales agent. The First Amendment was executed to update the shelf registration on Form S-3 (File No. 333-291818) under which sales of Shares will be issued under the Sales Agreement, which S-3 registration statement was filed by the Company with the SEC on November 26, 2025 and declared effective by the SEC on December 3, 2025. Concurrently herewith, we are filing a prospectus supplement (the “Prospectus Supplement”), dated February 6, 2026, with the U.S. Securities and Exchange Commission in connection with the offer and sale of the Shares.

The sales, if any, of the Shares made under the Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. We will pay Benchmark a commission rate equal to 4.0% of the aggregate gross proceeds from each sale of Shares; provided however, that in the event that the amount of Shares sold under the Sales Agreement increases to $1 million or more, then the commission rate will be reduced to 3%. In addition, we have agreed to provide Benchmark with customary indemnification and contribution rights. We will also reimburse Benchmark for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

We are not obligated to sell any of the Shares under the Sales Agreement and may at any time suspend solicitation and offers thereunder. The offering of Shares pursuant to the Sales Agreement will terminate on the earlier of (1) the sale, pursuant to the Sales Agreement, of Shares having an aggregate offering price of $3,500,000 and (2) the termination of the Sales Agreement by either us or Benchmark, as permitted therein.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security nor any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description is qualified in its entirety by reference to the full text of the Sales Agreement as amended by the First Amendment, the forms of which are filed as Exhibits 1.1 and 1.2 to this Current Report and which are incorporated by reference.

Attached hereto as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Sheppard Mullin Richter & Hampton LLP relating to the legality of the Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Sales Agreement between Myseum, Inc. f/k/a DatChat, Inc. and The Benchmark Company, LLC dated February 10, 2025, filed as Exhibit 1.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 10, 2025
1.2	First Amendment to Sales Agreement between Myseum, Inc. and The Benchmark Company, LLC dated February 6, 2026
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1 filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2026	MYSEUM, INC.

	By:	/s/ Darin Myman
	Name:	Darin Myman
	Title:	Chief Executive Officer

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